Exhibit 10.2B

                       WORLD WRESTLING ENTERTAINMENT, INC.

                AGREEMENT FOR RESTRICTED PERFORMANCE STOCK UNITS

      THIS AGREEMENT FOR RESTRICTED PERFORMANCE STOCK UNITS (this "Agreement") is entered into as of June ___, 2003 by and between World Wrestling Entertainment, Inc., a Delaware corporation ("WWE" and, together with each corporation of which WWE owns directly or indirectly 50% or more of all equity interests, the "Company"), and __________, a management employee of the Company (the "Employee").

      WHEREAS, the Company intends to make a grant under its 1999 Long-Term Incentive Plan, as in effect on the date hereof and as it may be amended from time to time hereafter (the "Plan"), by providing to Employee restricted stock units that are subject to vesting based on length of continued employment and financial performance goals (each a "Restricted Performance Stock Unit"); and

      WHEREAS, Employee wishes to receive such Restricted Performance Stock Units in accordance with the Plan and this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants stated herein, and intending to be legally bound, the Company and Employee hereby agree as follows:

      1.    Certain Definitions

            Each capitalized term used in this Agreement shall have the meaning ascribed to that term in the Plan unless otherwise defined herein. The following capitalized terms shall have the respective meanings set forth below:

            (a)   "Deferred Issuance Date" shall have the meaning ascribed in
                  Section 3(d).

            (b)   "Dividend Units" shall have the meaning ascribed thereto in
                  Section 4.

            (c)   "Employee Account" shall have the meaning ascribed thereto in
                  Section 2(b).

            (d) "Fiscal Year" shall mean a fiscal year of the Company and "Fiscal" followed by a calendar year shall mean the Fiscal Year ending in that calendar year (e.g., "Fiscal 2004" means the Fiscal Year of the Company ending April 30, 2004).

            (e) "PSU" shall mean a Restricted Performance Stock Unit under which Employee shall have the right to receive one Share and Dividend Units accruing as a result of such PSU, upon vesting, or if applicable, on the Deferred Issuance Date.

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            (f)   "Date of Grant" for any PSU shall mean the date specified as such in Exhibit A for such PSU.

            (g) "Shares" shall mean the shares of Common Stock issuable upon the vesting of a PSU or Dividend Unit, or if applicable, on the Deferred Issuance Date.

      2.    Grant of PSUs; Restrictions

            (a) Subject to all terms and conditions of the Plan and of this Agreement (and subject to execution of this Agreement by Employee), the Company has granted to Employee those PSUs listed in Exhibit A to this Agreement.

            (b) Each PSU shall be recorded in a PSU bookkeeping account maintained by the Company in the name of Employee (the "Employee Account"). The Company's obligations under this Agreement shall be unfunded and unsecured, and no special or separate fund shall be established and no other segregation of assets shall be made. The rights of Employee under this Agreement shall be no greater than those of a general unsecured creditor of the Company. Employee shall have no rights as a stockholder of the Company by virtue of any PSU unless and until such PSU vests and resulting Shares are issued to Employee, and

                  i. All terms and conditions stated in the Plan and all those stated in this Agreement shall apply to each PSU and any Dividend Units accrued under Section 4;

                  ii. No PSU or any Dividend Units accrued under Section 4 may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed by Employee; and

                  iii. Each PSU and Dividend Units accrued under Section 4 shall remain restricted and subject to forfeiture unless and until such PSU has vested in Employee in accordance with the Plan and this Agreement.

      3.    Vesting

            (a) Annual Vesting. The PSUs granted hereunder shall vest in seven substantially equal installments on the last day of each of seven successive Fiscal Years with the first such vesting to be made on the last day of Fiscal 2004. Associated Dividend Units shall vest annually as provided in Section 4(ii).


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            (b)   Other Vesting

                  i. Vesting Based on Performance Goals. The Committee has established performance goals for the Company, the attainment of which shall result in the accelerated vesting of all PSUs granted under this Agreement as well as all Dividend Units. Such performance goals are set forth in Exhibit A. Following the end of each Fiscal Year, the Committee shall determine whether the Company has attained such performance goals, and, if so, all such PSUs and Dividend Units shall immediately vest.

                  ii. Optional Vesting. The Committee may also at any time and from time to time determine that any other PSUs and Dividend Units shall become vested based on such factors as the Committee may determine in its sole discretion (including, without limitation and by way of example only, performance of Employee's operating unit, performance of the Company as a whole, benefits of providing additional long-term incentive compensation to Employee in light of the competitive market for Employee's services, severance arrangements, etc.). If the Committee makes such a determination, then such additional PSUs and/or Dividend Units as may be specified by the Committee in such determination shall become vested at the time specified by the Committee in such determination.

                  iii. Change in Control. If a Change in Control occurs and (x) within one year thereafter the Employee's employment is terminated by the Company without cause (as determined by the Committee in its sole discretion); or (y) within one year thereafter the Employee terminates his or her employment as a result of (i) a decrease in base salary;
                        (ii) a change in responsibility or reporting structure; or (iii) a change in employment to a location more than twenty-five miles from the place of employment at the time of the Change in Control; then all PSUs and Dividend Units shall immediately vest.

            (c) Effects of Vesting. With respect to each PSU and Dividend Unit that vests, the Company shall, within a reasonable time after the later of (i) vesting or (ii) the Deferred Issuance Date (as defined herein), if any, issue one Share to Employee without restrictions under the Plan or this Agreement. Any such issuance shall be subject to all laws (including without limitation those governing withholding of taxes and those governing securities and transfer thereof).


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            (d)   Election for Deferred Issuance. Employee may elect to defer the issuance of all but not less than all of the Shares and Dividend Units in his or her Employee Account to be vested at the end of the then current Fiscal Year by executing and delivering to the Company a written deferral election in such form as the Company may prescribe (and containing such terms and conditions as the Company may establish in such form), in each case not later than the October 31 occurring prior to the end of the then current Fiscal Year or such other date that the Company may establish for delivery of such election. The date established by such election in accordance with such terms and conditions shall be the "Deferred Issuance Date." The Deferred Issuance Date shall in no event be later than the date of Employee's termination of employment with the Company. Any such Deferred Issuance Date shall not be revocable by the Employee or the Company.

      4.    Dividend Units; Vesting

            With respect to each PSU, whether or not vested, that has not been forfeited (but only until the underlying Shares are issued), the Company shall, with respect to any cash dividends paid to Shares (based on the same record and payment date as the dividends paid on Shares) accrue into the Employee Account the number of whole Shares ("Dividend Units") as could be purchased with the aggregate dividends that would have been paid with respect to such PSU if it were an outstanding Share (together with any other cash accrued in the Employee Account after that time) at the price per Share equal to the closing price on the New York Stock Exchange (NYSE) (or a comparable price, if the Shares are not then listed on the NYSE) on the date of the dividend payment. These Dividend Units thereafter
            (i) will be treated as PSUs for purposes of future dividend accruals pursuant to this Section 4; and (ii) will vest in such amounts (rounded to the nearest whole Dividend Unit) at the same time as the PSUs with respect to which such Dividend Units were received. Any remaining portions of such dividend not used because they would purchase less than a whole Share shall be accrued in the Employee Account as cash. Any dividends or distributions on Shares paid other than in cash shall accrue in the Employee Account and shall vest at the same time as the PSUs in respect of which they are made (in each case in the same form, based on the same record date and at the same time, as such dividend or other distribution is paid on such Share).


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      5.    Forfeiture

            Except as provided for vesting on termination of employment following a Change of Control as contemplated in Section 3(b)(iii) or vesting as part of a severance arrangement as contemplated in
            Section 3(b)(ii), upon termination of Employee's employment (regardless of whether caused by resignation, termination by the Company, death, disability or otherwise), each PSU, Dividend Unit and other remaining accrued dividends in the Employee Account, in each case that has not previously vested, shall be forfeited by the Employee to the Company. Employee shall thereafter have no right, title or interest whatsoever in such unvested PSUs, Dividend Units and accrued dividends and Employee shall immediately return to the Secretary of the Company any and all documents representing such forfeited items. All vested PSUs, Dividend Units and dividends thereon (whether or not deferred pursuant to Section 3(d)), shall immediately be paid or issued, as the case may be, to the Employee.

      6.    No Continuation of Employment

            This Agreement shall not give Employee any right to employment or continued employment and the Company may terminate Employee's employment or otherwise treat Employee without regard to any effect such termination may have upon Employee under this Agreement.

      7.    Terms Subject to Plan

            Notwithstanding anything in this Agreement to the contrary, each and every term, condition and provision of this Agreement shall be, and shall be construed as, consistent in all respects with all terms, conditions and provisions of the Plan. If any term, condition or provision of this Agreement is (or is alleged to be) inconsistent with the Plan in any respect, the Plan shall govern in all circumstances and such inconsistent (or allegedly inconsistent) term, condition or provision shall be construed so as to be consistent in all respects with the Plan.

      8.    Entire Agreement: Amendments

            This Agreement contains all terms and conditions with respect to the subject matter hereof and no amendment, modification or other change hereto shall be of any force or effect unless and until set forth in a writing executed by Employee and the Company (in each case except for such amendments as the Company is expressly authorized hereunder, or under the Plan, to make without Employee's consent).


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      9.    Governing Law

            This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without giving effect to principles of conflicts of law. If any dispute arises with respect to this Agreement or any matter hereunder, (x) such dispute shall be submitted to the Federal or state courts sitting in the State of Connecticut, with each party waiving any defense to such venue; and
            (y) each party irrevocably waives its right to a jury trial. The prevailing party shall be reimbursed by the other party for any costs of any proceeding relating to this Agreement in any matter hereunder incurred by the prevailing party, including reasonable attorneys' fees and costs.

      10.   Taxes

            Employee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of PSUs or distribution of Shares hereunder. Employee may elect to satisfy such withholding tax obligation by having the Company retain Shares having a fair market value equal to the Company's minimum withholding obligation.

      IN WITNESS WHEREOF, Employee has executed this Agreement and the Company has caused this Agreement to be executed by its duly authorized officer, all as of the day and year first above written.


EMPLOYEE                                WORLD WRESTLING
                                        ENTERTAINMENT, INC.

                                        By:
------------------------------------       -------------------------------------

                                        Title:
                                              ----------------------------------


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